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                                                                    EXHIBIT 23.2


                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated February 13, 2001, prepared for Contour Energy Co. in the Registration Statement on Form S-4 of Contour Energy Co. for the filing dated on or about October 5, 2001.



                                        H.J. GRUY AND ASSOCIATES, INC.

                                        /s/ ROBERT RASOR

                                        Robert Rasor, PE
                                        Executive Vice President
                                        Engineering Manager



Houston, Texas
October 4, 2001